UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 24, 2022

The Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  000-51018

Delaware	23-3016517
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

409 Silverside Road

Wilmington, DE 19809

(Address of principal executive offices, including zip code)

(302) 385-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	TBBK	Nasdaq Global Select

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

[_] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 8.01 – Other Events.

As previously reported, on July 6, 2022, The Bancorp, Inc. (the “Company”) received a Wells Notice from the Securities and Exchange Commission (“SEC”), stating that the SEC Staff had made a preliminary determination to recommend that the SEC file an enforcement action against the Company alleging violations of record keeping, reporting and internal control provisions of the Exchange Act in connection with various CMBS securities held by The Bancorp Bank. The Wells Notice was neither a formal charge of wrongdoing nor a final determination that the recipient has violated any law.  Without admitting or denying any of the SEC’s allegations, the Company agreed to resolve the investigation by consenting to the entry of an order by the SEC that: (1) the Company will cease and desist from committing or causing any violations of the books-and-records provisions of the Securities Exchange Act and the relevant rules thereunder; and (2) the Company will pay a penalty of $1.75 million (the “Settlement Payment”) to the SEC. The order became effective on August 24, 2022.

The Company will recognize a charge in its third fiscal quarter in the amount of the Settlement Payment.  Further, as a result of the settlement, certain costs to the Company related to the investigation will cease, including the legal costs of the investigation, compliance with the SEC’s subpoena, and cooperation with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2022	The Bancorp, Inc.

	By:	/s/ Paul Frenkiel
	Name:	Paul Frenkiel
	Title:	Chief Financial Officer and Secretary